Exhibit 10.2

Restrictive Covenants Agreement

This Restrictive Covenants Agreement (the “Agreement”), dated as of April 1, 2026 and effective as of April 20, 2026 (the “Effective Date”), is made and entered by and between ATN International, Inc., a Delaware corporation (“ATN” or the “Company”), and Naji N. Khoury (the “Employee”). In consideration and as a condition of Employee’s employment by ATN, and the compensation now and hereafter paid to Employee, in addition to the other consideration specified herein, Employee hereby agrees to the terms of this Agreement as follows:

1.             Confidentiality. The Employee hereby covenants and agrees that at all times while employed by the Company and thereafter, he or she will not disclose to any person not employed by the Company, or use for any purpose other than in furtherance of his or her duties to the Company, any Confidential Information (as defined below) of the Company.

(a)	For purposes of this Agreement, the term “Confidential Information” will include all information of any nature and in any form that is owned by the Company and that is not publicly available (other than by the Employee’s breach of this Agreement) or generally known to persons engaged in businesses similar or related to those of the Company. Confidential Information includes, without limitation, information regarding the Company’s financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, consulting solutions and processes, and all other secrets and all other information of a confidential and proprietary nature. For purposes of the preceding two sentences, the term “Company” also includes any subsidiary of the Company. The Employee understands and acknowledges that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential, or that would otherwise appear to a reasonable person to be confidential in the context and circumstances in which the information is known or used. The Employee understands and agrees that any Confidential Information developed by the Employee in the course of his or her employment by the Company shall be subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. The foregoing obligations imposed by this Section 1 will not apply (i) in the course of the business of and for the benefit of the Company as required in the performance of any of the Employee’s duties to the Company (with the prior consent of an authorized officer acting on behalf of the Company in each instance), (ii) if such Confidential Information has become, through no fault of the Employee, generally known to the public, or (iii) if the Employee is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement).

(b)	Nothing in this Agreement is intended to nor shall it limit or prohibit the Employee, or waive any right on his or her part, to initiate or engage in communication with, respond to any inquiry from, or otherwise provide information to, any federal or state regulatory, self-regulatory, or enforcement agency or authority regarding possible violations of federal or state law or regulation including under the whistleblower provisions of federal or state law or regulation. The Employee is advised that federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions (i) where the disclosure is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law, or (ii) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

2.              Duty of Loyalty.  During the term of the Employee’s employment by the Company, Employee will comply with all policies and rules that may from time to time be established by the Company, and will not engage directly or indirectly  in any business or enterprise or activity that (a) is  in any way competitive or conflicting  with the interests or business of the Company; (b) occupies the Employee’s attention so as to interfere with the proper and efficient performance of the Employee’s duties for the Company; or (c) interferes with the independent exercise of the Employee’s judgment in the Company’s best interests. The Employee will comply with the Company’s policies regarding disclosure and approval of work outside of the Company, as those policies are amended and in effect from time to time. In addition, in consideration of the Employee’s employment by the Company, the Employee recognizes that the Employee owes a duty of loyalty to the Company and agrees that the Employee will not take personal advantage (whether directly or indirectly through family members or affiliates) of any business opportunity which is in the same or similar line of business as that engaged in by the Company. The Employee understands and agrees that the Employee is required to devote the Employee’s full time and use the Employee’s best efforts in the course of the Employee’s employment with the Company and to act at all times in the best interests of the Company.

3.              Covenants Not to Compete and Not to Solicit.

(a)	Covenant Not to Compete. To protect the Company’s legitimate business interests as described herein, including its Confidential Information and goodwill, during the term of the Employee’s employment with the Company and for the twelve (12) months thereafter, the Employee agrees and covenants not to engage in any activities or services in the United States and the Caribbean that (i) are similar to the activities and services the Employee performed or managed for the Company at any time during the last two years of employment with the Company, or (ii) may reasonably require the Employee to use or disclose Confidential Information of the Company. The Employee acknowledges that the geographic scope of this restriction is reasonable and necessary given the geographic scope of the Employee’s work for the Company. In the event that the Employee breaches his or her fiduciary duty to the Company or unlawfully takes property belonging to the Company, the duration of the restrictions in this Section 3(a) shall be extended to two (2) years from the date of cessation of employment. The Employee and the Company agree that the equity grant the Company is issuing the Employee on or shortly after his employment start date, in addition to the Relocation Payment he is eligible to receive, constitute mutually-agreed upon consideration for the Employee’s post-employment covenant in this Section 3(a).

(b)	Non-solicitation of Employees. The Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. The Employee agrees and covenants not to directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company during the term of the Employee’s employment with the Company and for the twelve (12) months thereafter.

(c)	Non-solicitation of Customers. The Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in developing customer relationships, customer information and goodwill, and that because of the Employee’s experience with and relationship to the Company, the Employee has had access to and learned about much or all of the Company ’s customer information. For purposes of this clause, “customer information” includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information and other information identifying facts and circumstances specific to the customer. The Employee understands and acknowledges that loss of customer relationships, customer information and/or goodwill will cause significant and irreparable harm to the Company.

The Employee agrees and covenants, during the term of the Employee’s employment with the Company and for the twelve (12) months thereafter, not to directly or indirectly solicit, transact business with, or contact (including but not limited to by e-mail, regular mail, express mail, telephone, or instant message) or attempt to contact the Company’s current, former or prospective customers for purposes of offering or accepting goods or services similar to or competitive with those offered by the Company.

(d)	Interpretation. The covenants contained in this Section 3 are intended to be construed as a series of separate covenants. If, in any judicial proceeding, the court shall refuse to enforce any of the separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be deemed to be eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.

(e)	Reasonableness. The Employee hereby acknowledges and agrees that the foregoing restrictions in Section 3 are reasonable, proper and necessitated by the legitimate business interests of the Company and will not prevent the Employee from earning a living or pursuing the Employee’s career. In the event that the provisions of this Section 3 shall ever be deemed to exceed the time, scope or geographic limitations permitted by applicable laws, then such provisions shall be reformed to the maximum time, scope or geographic limitations, as the case may be, permitted by applicable laws.

4.             Remedies.   In the event of a breach or threatened breach by the Employee of any of the provisions of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled, in addition to other available remedies, to a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

5.              Miscellaneous.

(a)	This Agreement is binding upon and inures to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the “Company” for the purposes of this Agreement).

(b)	The validity, interpretation, construction and performance of this Agreement will be governed by and construed in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to the principles of conflict of laws. The parties hereby expressly consent to the personal jurisdiction of the Business Litigation Session of the Suffolk County Superior Court of the Commonwealth of Massachusetts for any lawsuit arising from or related to this Agreement.

(c)	If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held by a court of competent jurisdiction to be invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstances will not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal will be reformed to the extent (and only to the extent) necessary to make it enforceable, valid or legal.

(d)	No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Employee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

(e)	This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same agreement.

6.              Acknowledgments.   THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS A RIGHT TO CONSULT WITH AN ATTORNEY OF HIS OR HER CHOICE BEFORE SIGNING THIS AGREEMENT AND THAT HE/SHE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS OR HER CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE RECEIVED THIS AGREEMENT ON THE EARLIER OF THE DATE THE EMPLOYEE RECEIVED A FORMAL OFFER OF EMPLOYMENT FROM THE COMPANY AND TEN BUSINESS DAYS BEFORE THE COMMENCEMENT OF EMPLOYMENT.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

ATN INTERNATIONAL, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
Chairman of the Board
ATN International, Inc.

Employee:	/s/ Naji N. Khoury
Naji N. Khoury

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